As filed with the Securities and Exchange
Commission on November 6, 2003.                       Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ELECTRONIC CLEARING HOUSE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             NEVADA                                              93-0946274
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                               730 PASEO CAMARILLO
                           CAMARILLO, CALIFORNIA 93010
                                  800-233-0406
                                www.echo-inc.com
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                  JOEL M. BARRY
                             CHIEF EXECUTIVE OFFICER
                               730 PASEO CAMARILLO
                           CAMARILLO, CALIFORNIA 93010
                                  800-233-0406
                                WWW.ECHO-INC.COM
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   COPIES TO:
                             V. Joseph Stubbs, Esq.
                         Stubbs Alderton & Markiles, LLP
                       15821 Ventura Boulevard, Suite 525
                            Encino, California 91436
                                 (818) 444-4500

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                         Proposed      Proposed
                                         Maximum       Maximum
Title of Each Class                      Offering      Aggregate      Amount Of
   of Securities       Amount To Be       Price        Offering     Registration
 To Be Registered      Registered(1)    Per Unit(2)      Price           Fee
--------------------------------------------------------------------------------

Common Stock, no
  par value........      437,957          $7.35        $3,218,984        $261
--------------------------------------------------------------------------------

TOTAL..............      437,957                       $3,218,984        $261
================================================================================
(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average high and low prices of the Registrant's Common Stock reported on the NASDAQ SmallCap Stock Market on November 4, 2003.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION - NOVEMBER 6, 2003

                                   PROSPECTUS

                         ELECTRONIC CLEARING HOUSE, INC.

                         437,957 SHARES OF COMMON STOCK
                                ($0.01 par value)

                                   ----------


         This prospectus relates to the offer and sale from time to time of 437,957 shares of our common stock that are held by the stockholders named in the "Selling Stockholders" section of this prospectus. The shares of our common stock offered pursuant to this prospectus were originally issued to the selling stockholders in a private placement financing transaction.

         The prices at which the selling stockholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The selling stockholders whose shares are being registered will bear all selling and other expenses.

         Our common stock is traded on the NASDAQ SmallCap Stock Market under the symbol "ECHO." On November 4, 2003, the last reported sale price of the common stock on the NASDAQ SmallCap Stock Market was $7.50 per share.

         SEE "RISK FACTORS" BEGINNING ON PAGE 4 TO READ ABOUT THE RISKS YOU SHOULD CONSIDER CAREFULLY BEFORE BUYING SHARES OF OUR COMMON STOCK.

                                   ----------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------


                  The date of this prospectus is ______________

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY............................................................ 3

RISK FACTORS.................................................................. 4

FORWARD-LOOKING STATEMENTS.................................................... 9

USE OF PROCEEDS...............................................................10

SELLING STOCKHOLDERS..........................................................10

PLAN OF DISTRIBUTION..........................................................13

WHERE YOU CAN FIND MORE INFORMATION...........................................14

LEGAL MATTERS.................................................................15

EXPERTS.......................................................................15

                               PROSPECTUS SUMMARY

ABOUT ELECTRONIC CLEARING HOUSE, INC.

         Electronic Clearing House, Inc. (which we refer to in this prospectus as "ECHO," "the Company," "we," "us," or "our") is an electronic payment processor that provides a "complete solution" to the payment processing needs of merchants, banks and collection agencies. Our services include point-of-sale
(POS) terminal management, debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment, check collection and inventory tracking. Our ability to program and oversee the management of a merchant's POS system, provide credit card and debit card processing, provide multiple check services, provide both electronic and traditional collection services and fully integrate all these services into a single internet-based reporting capability constitutes the definition of what we refer to as a "complete solution" to the payment processing needs of merchants, banks and collection agencies.

ABOUT THE OFFERING

         This prospectus may be used only in connection with the resale by the selling stockholders of 437,957 shares of our common stock.

         We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders using this prospectus. On November 4, 2003, we had 6,359,131 shares of common stock outstanding.

CORPORATE INFORMATION

         We were incorporated in Nevada in December 1981. Our executive offices are located at 730 Paseo Camarillo, Camarillo, California 93010, and our telephone number is (800) 233-0406. Information on our website, www.echo-inc.com, does not constitute part of this prospectus.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE THE MATERIAL ONES FACING OUR COMPANY. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER. IF THIS OCCURS, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR COMMON STOCK.

RISKS ASSOCIATED WITH THIS OFFERING

IF WE NEED TO SELL OR ISSUE ADDITIONAL SHARES OF COMMON STOCK OR ASSUME ADDITIONAL DEBT TO FINANCE FUTURE GROWTH, OUR STOCKHOLDERS' OWNERSHIP COULD BE DILUTED OR OUR EARNINGS COULD BE ADVERSELY IMPACTED.

         Our business strategy may include expansion through internal growth, by acquiring complementary businesses or by establishing strategic relationships with targeted customers and suppliers. In order to do so or to fund our other activities, we may issue additional equity securities that could dilute our stockholders' stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our results of operations.

WE HAVE ADOPTED A NUMBER OF ANTI-TAKEOVER MEASURES THAT MAY DEPRESS THE PRICE OF OUR COMMON STOCK.

         Our rights agreement, our ability to issue additional shares of preferred stock and some provisions of our articles of incorporation and bylaws could make it more difficult for a third party to make an unsolicited takeover attempt of us. These anti-takeover measures may depress the price of our common stock by making it more difficult for third parties to acquire us by offering to purchase shares of our stock at a premium to its market price.

OUR STOCK PRICE HAS BEEN VOLATILE.

         Our common stock is quoted on the NASDAQ SmallCap Stock Market, and there can be substantial volatility in the market price of our common stock. The market price of our common stock has been, and is likely to continue to be, subject to significant fluctuations due to a variety of factors, including quarterly variations in operating results, operating results which vary from the expectations of securities analysts and investors, changes in financial estimates, changes in market valuations of competitors, announcements by us or our competitors of a material nature, loss of one or more customers, additions or departures of key personnel, future sales of common stock and stock market price and volume fluctuations. In addition, general political and economic conditions such as a recession, or interest rate or currency rate fluctuations may adversely affect the market price of our common stock.

         In addition, the stock market in general has experienced extreme price and volume fluctuations that have affected the market price of our common stock. Often, price fluctuations are unrelated to operating performance of the specific companies whose stock is affected. In the past, following periods of volatility in the market price of a company's stock, securities class action litigation has occurred against the issuing company. If we were subject to this type of litigation in the future, we could incur substantial costs and a diversion of our management's attention and resources, each of which could have a material adverse effect on our revenue and earnings. Any adverse determination in this type of litigation could also subject us to significant liabilities.

ABSENCE OF DIVIDENDS COULD REDUCE OUR ATTRACTIVENESS TO YOU.

         Some investors favor companies that pay dividends, particularly in general downturns in the stock market. We have not declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for funding growth, and we do not currently anticipate paying cash dividends on our common stock in the foreseeable future. Because we may not pay dividends, your return on this investment likely depends on your selling our stock at a profit.

RISKS RELATED TO OUR BUSINESS

DEPENDENCY ON BANK RELATIONSHIPS.

The Company currently relies on cooperative relationships with, and sponsorship by, banks in order to process its Visa, MasterCard and other bankcard transactions. The Company also relies on several banks for access to the Automated Clearing House ("ACH") for submission of both credit card and check settlements. The Company's banking relationships are currently with smaller banks (with assets of less than $500,000,000). Even though smaller banks tend to be more susceptible to mergers or acquisitions and are therefore less stable, these banks find the programs more attractive and the Company believes that it cannot obtain similar relationships with larger banks at this time. A bank could at any time curtail or place restrictions on the processing volume. A bank might do this because of its internal business policies or due to other adverse circumstances. If a volume restriction is placed on the Company, it could materially adversely affect the business operations by restricting the Company's ability to process credit card transactions and receive the related revenue. The Company's relationships with its customers and merchants would also be adversely affected by its inability to process these transactions. The Company currently maintains one bankcard processing relationship and has signed a sponsorship agreement with a second bank. The Company also maintains several banking relationships for ACH processing. However, the Company cannot assure that these banks will not restrict its processing volume or that the Company will always be able to maintain its present banking relationships or establish new banking relationships. Even if new banking relationships are available, they may not be on terms acceptable to the Company. The Company's failure to maintain these banking relationships and sponsorships would have a material adverse effect on the business and results of operations.

BANKCARD AND ACH FRAUD.

The Company significantly relies on the processing revenue derived from bankcard and ACH transactions. If any merchants were to submit or process unauthorized or fraudulent bankcard or ACH transactions, depending on the dollar amount, ECHO could incur significant losses which could have a material adverse effect on the business and results of operations. ECHO assumes and compensates the sponsoring bank for bearing the risk of these types of transactions.

The Company has implemented systems and software for the electronic surveillance and monitoring of fraudulent bankcard and ACH use. As of September 30, 2003, the Company maintained a dedicated chargeback reserve of $603,000 at its primary bank specifically earmarked for such activity. Additionally, the Company, through its sponsoring bank, had access to approximately $9.2 million in merchant deposits to cover any potential chargeback losses. Despite a long history of managing such risk, the Company cannot guarantee that these systems will prevent fraudulent transactions from being submitted and processed or that the funds set aside to address such activity will be adequate to cover all potential situations that might occur. The Company does not have insurance to protect it from these losses. There is no assurance that the Company's chargeback reserve will be adequate to offset against any unauthorized or fraudulent processing losses that the Company may incur. Depending on the size of such losses the Company's results of operations could be immediately and materially adversely affected.

COMPLIANCE WITH NEW RULES AND REGULATIONS CONCERNING CORPORATE GOVERNANCE MAY BE COSTLY AND COULD HARM OUR BUSINESS.

The Sarbanes-Oxley Act, which was signed into law in July 2002, mandates, among other things, that companies adopt new corporate governance measures and imposes comprehensive reporting and disclosure requirements, sets stricter independence and financial expertise standards for audit committee members and imposes increased civil and criminal penalties for companies, their chief executive officers and chief financial officers and directors for securities law violations. In addition, The Nasdaq SmallCap Stock Market, on which our common stock is traded, is also considering the adoption of additional comprehensive rules and regulations relating to corporate governance. These laws, rules and regulations will increase the scope, complexity and cost of our corporate governance, reporting and disclosure practices, which could harm our results of operations and divert management's attention from business operations. We also expect these developments to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Further, our board members, chief executive officer and chief financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board members and executive officers, which could harm our business.

DEPENDENCE ON KEY EMPLOYEES.

The Company's success has been and will continue to be dependent on the services of key technical and managerial personnel. The loss of key employees could have a materially adverse impact on the Company's business. The Company believes that its success also depends on its ability to continue to be able to attract, retain and motivate highly skilled technical and management employees and consultants who are in great demand. There can be no assurance that the Company will be able to attract and retain such employees and its failure to do so could adversely affect its business.

RISK OF NOT REMAINING LISTED ON NASDAQ.

The Company is currently listed on the NASDAQ SmallCap Stock Market. There is no assurance that the listing of the Company's common stock will, in the future, always continue to satisfy the NASDAQ listing requirements. If the Company was delisted from NASDAQ, this would have a material adverse effect on the price and the liquidity of the Company's common stock.

COMPETITION.

The Company is in the business of processing transactions and designing and implementing integrated systems for its customers so that they can better use ECHO's services. This business is highly competitive and is characterized by rapid technological change, rapid rates of product obsolescence, and rapid rates of new products introduction. The Company's market share is relatively small as compared to most of its competitors and most of these competitors have substantially more financial and marketing resources to run their businesses. This enables the Company's competitors to quickly respond to new and emerging technologies, changes in customers needs, and to devote more resources to product and services development and marketing. The Company may face increased competition in the future and there is no assurance that current or new competition will allow the Company to keep its customers. If the Company loses customers, its business operations may be materially adversely affected, which could cause it to cease its business or curtail its business to a point where the Company is no longer able to generate sufficient revenues to fund operations. There is no assurance that the Company's current products and services will stay competitive with those of the Company's competitors or that the Company will be able to introduce new products and services to compete successfully in the future.

RAPID TECHNOLOGY CHANGES.

The Company's business industry involves rapidly changing technology. Recently, the Company has observed rapid changes in technology as evident by the Internet and Internet-related services and applications, new and better software, and faster computers and modems. As technology changes, ECHO's customers desire and expect better products and services. The Company's success depends on its ability to improve its existing products and services and to develop and market new products and services. The costs and expenses associated with such an effort could be significant to the Company. There is no assurance that the Company will be able to find the funds necessary to keep up with new technology or that if such funds are available that the Company can successfully improve its existing products and services or successfully develop new products and services. The Company's failure to provide improved products and services to its customers or any delay in providing such products and services could cause it to lose customers to its competitors. Loss of customers could have a material adverse effect on ECHO.

CERTAIN OF THE COMPANY'S INTELLECTUAL PROPERTY IS NOT PROTECTED.

The Company has expended a considerable amount of time and money to develop information systems for its merchants. The Company has not obtained any intellectual property protection or other protection on these information systems. The Company also believes that these information systems do not infringe upon the rights of any third parties, however, there is no assurance that third parties will not bring infringement claims against the Company. The Company also has the right to use certain technology of others through various license agreements. If a third party claimed these licenses were infringing their technology, the Company could face additional infringement claims and potential negative results. If an infringement claim is brought against the Company and the Company loses, it could be required to stop using that type of product, system or service as well as pay monetary damages to the person or entity making the claim. This result could materially adversely affect results of operations and manner in which the Company could do business. If the Company was not able to implement another method its business could fail. If the Company is required to continuously defend infringement claims, the costs and expenses associated with such a defense could be very expensive to the Company and could materially adversely affect the results of operations.

INVESTMENT IN RESEARCH AND DEVELOPMENT.

The Company continues to enter into projects which it believes will assist the Company in its efforts to stay competitive. Although the Company believes that its investment in these projects will ultimately increase earnings, there is no assurance as to when or if these new products will show profitability.

ABILITY TO OBTAIN ADDITIONAL FUNDS.

The Company uses funds generated from operations, as well as funds obtained through credit facilities and equity financing, to finance its operations. In light of the Company's recent financing efforts, and as a result of the cash flow generated from operations, the Company believes it has sufficient cash to support its business activities, including research, development and marketing costs. However, future growth may depend on the Company's ability to continue to raise additional funds, either through operations, bank borrowings, or equity or debt financings. There is no assurance that the Company will be able to continue to raise the funds necessary to finance growth or continue to generate the funds necessary to finance operations, and even if such funds are available, that the terms will be acceptable. The inability to generate the necessary funds from operations or from third parties in the future may require the Company to scale back its research, development and growth opportunities.

UNDERWRITER/MARKET MAKER.

Trading markets for ECHO's common stock are maintained on NASDAQ by various broker/dealers who are members of the National Association of Securities Dealers. None of the market makers are under any legal obligation to maintain a market in the Company's common stock and may discontinue such activities at any time. If these market makers choose not to maintain a market in the Company's common stock, such a discontinuance could have a material adverse effect on the price and liquidity of the Company's common stock.

LACK OF INSURANCE PROTECTION FOR THE COMPANY'S PRODUCTS AND SERVICES.

The Company does not have insurance protection against claims for product liability or errors and omissions for the products and services sold by the Company. If claims are brought by the Company's customers or other third parties, the Company could be required to pay the required claim or make significant expenditures to defend against such claims. There is no assurance that the Company will have the money to pay such claims if they arise. If the Company does have the money to pay the claims, such a payment could have a material adverse effect upon on the Company.

COST OF DEFENDING LAWSUITS.

The Company is involved in various lawsuits arising in the ordinary course of business. Although the Company believes that the claims asserted in such lawsuits are without merit, the cost to the Company for the fees and expenses to defend such lawsuits could have a material adverse effect on the Company's financial condition, results of operations or cash flow. In addition, there can be no assurance that the Company will not at some time in the future experience significant liability in connection with such claims.

HANDLING SIGNIFICANTLY INCREASED VOLUME.

The Company has built transaction processing systems for check verification, check conversion, ACH processing, and bank card processing activity. While current estimates regarding increased volume are within the throughput capabilities of each system, it is possible that a significant increase in volume in one of the markets would exceed a specific system's capabilities. To minimize this risk, ECHO has redesigned and upgraded its check related processing systems and has purchased a state-of-the-art system to process bankcard activity. This system is not yet operational, and even when it becomes operational, no assurance can be given that ECHO's current systems would be able to handle a significant increase in volume or that operational enhancements and improvements will be completed with adequate time to avoid such a situation.

RECOVERING FROM NATURAL DISASTER.

The Company currently maintains four data centers: one in Agoura Hills, California, one in Camarillo, California, one in Albuquerque, New Mexico and one in Boulder, Colorado. Should a natural disaster occur in any of the locations, it is possible that ECHO would not be able to fully recover functionality at another of its data centers. To minimize this risk, ECHO will centralize its data processing functionality in Camarillo in 2004 and will make Albuquerque a fully redundant site. Prior to that time, it is possible a natural disaster could limit or completely disable a specific service offered by ECHO until such time that the specific location could resume its functionality. The Company's inability to provide such service could have a material adverse effect on its business and results of operations.

FINANCIAL RISK FROM CHECK GUARANTEE.

The check guarantee business is essentially a risk management business. Any limitation of a risk management system could result in financial obligations being incurred by ECHO relative to its check guarantee activity. While ECHO has provided check guarantee services for several years, there can be no assurance that its current risk management systems are adequate to assure against any financial loss relating to check guarantee. ECHO is enhancing its current risk management systems and it is being conservative with reference to the type of merchants it offers guarantee services to in order to minimize this risk but no assurance can be given that such measures will be adequate.

SECURITY BREACH.

The Company processes confidential financial information and maintains several levels of security to protect this data. Security includes hand and card-based identification systems at its data center locations that restrict access to the specific facilities, various employee monitoring and access restriction policies, and various firewall and network management methodologies that restrict unauthorized access through the Internet. While these systems have worked effectively in the past, there can be no assurance that they will continue to operate without a security breach in the future. Depending upon the nature of the breach, the consequences of certain breaches could be significant and dramatic to ECHO's continued operations. .

COST OF TECHNICAL COMPLIANCE.

The services which ECHO offers require significant technical compliance. This includes compliance to both Visa and MasterCard regulations and association rules, NACHA guidelines and regulations with regard to the ACH and check related issues, and various banking requirements and regulations. ECHO has personnel dedicated to monitoring the Company's compliance to the specific industries we serve and, when possible, ECHO is moving the technical compliance responsibility to other parties, as is the case with the recent purchase of the Oasis Technologies bankcard processing system wherein the vendor, Oasis Technologies, assumes much of the compliance obligations regularly updated by Visa and MasterCard. As the compliance issues become more defined in each industry, the cost associated thereto may present a risk to ECHO. These costs could be in the form of additional hardware, software or technical expertise that ECHO must acquire and/or maintain. While ECHO currently has these costs under control, it has no control over those entities that set the compliance requirements so no assurance can be given that ECHO will always be able to underwrite the costs of compliance in each industry wherein it competes.



                           FORWARD-LOOKING STATEMENTS

         This prospectus contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Exchange Act of 1934, both as amended. These forward-looking statements are subject to various risks and uncertainties. The forward-looking statements include, without limitation, statements regarding our future business plans and strategies and our future financial position or results of operations, as well as other statements that are not historical. You can find many of these statements by looking for words like "will", "may", "believes", "expects", "anticipates", "plans" and "estimates" and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause the actual results to differ materially from those expressed or implied. These include, but are not limited to, economic conditions. Any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this prospectus, for the reasons, among others, described in the Risk Factors section beginning on page 4. You should read the Risk Factors section carefully, and should not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to release publicly any updated information about forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.



                                 USE OF PROCEEDS

         The proceeds from the sales of the selling stockholders' common stock will belong to the respective selling stockholders. We will not receive any proceeds from such sales.

         In an October 2003 private placement, we sold 437,957 shares of our common stock at a price per share of $6.85 for net proceeds to us of approximately $2,800,000, after payment of commissions and expenses, which we presently intend to use to increase the capacity of our payment processing infrastructure, expedite various research and development efforts, and for general working capital purposes.



                              SELLING STOCKHOLDERS

COMMON STOCK FINANCING

         In October 2003, we entered into a securities purchase agreement, pursuant to which we sold shares of our common stock to the following investors:
The Thomas B. Fordham Foundation, Kentucky State District Council Annuity Trust Fund, Kentucky State District Council of Carpenters, Novant Health, RaytheonMaster Pension Trust, Raytheon Company Combined DB/DC Master Trust, Rush Presbyterian St. Lukes Medical Center Endowment, Rush Presbyterian St. Lukes Medical Center Pension, and William Blair Small Cap Growth Fund. Each investor is a selling stockholder. Pursuant to the terms of the securities purchase agreement, we sold to the selling stockholders an aggregate of 437,957 shares of our common stock at a price per share of $6.85 for gross proceeds to us of approximately $2,800,000, after commissions and expenses.

         Roth Capital Partners acted as placement agent in connection with the October 2003 private placement financing transaction. For their services as placement agent, we paid Roth Capital Partners a fee equal to 6%, or $180,000, of our gross proceeds from the financing. We also paid for the reasonable out-of-pocket expenses incurred by Roth Capital Partners in an amount equal to $3,000.00.

REGISTRATION RIGHTS

         In connection with the October 2003 private placement financing transaction, we entered into a registration rights agreement with the investors. Pursuant to the registrant rights agreement, we agreed to file a registration statement on Form S-3 registering the resale by the investors of the shares of common stock purchased by them in the transaction and to keep the registration statement effective until the earlier of two years and the date that all the common shares may be sold by the investors pursuant to Rule 144 promulgated under the Securities Act of 1933. This registration rights agreement also provides that if we do not register for resale the common shares by January 28, 2004, which date may be extended to March 27, 2004 in certain circumstances, then upon such failure to register the shares, we must pay each of the investors a fee equal to 1% of the aggregate purchase price paid by each such investor pursuant to the Securities Purchase Agreement for the shares of common stock then held by each such investor, and for each month after such date that the common shares are not registered, we must additionally pay each of the investors a fee equal to 1% of the aggregate purchase price paid by each such investor pursuant to the Securities Purchase Agreement for the shares of common stock then held by each such investor. Pursuant to this agreement, we filed the registration statement of which this prospectus is a part with the Securities and Exchange Commission to register for resale the shares of common stock identified in this prospectus and owned by the selling stockholders.

         Other than the transactions described above, we had no material relationship with the selling stockholders during the three years preceding the date of this prospectus.

SELLING STOCKHOLDER TABLE

         The following table sets forth: (1) the name of the stockholder for whom we are registering shares under this registration statement; (2) the number of shares of our common stock beneficially owned by such stockholder prior to this offering; (3) the number of shares of our common stock offered by such stockholder pursuant to this prospectus; and (4) the number of shares, and (if one percent or more) the percentage of the total of the outstanding shares, of our common stock to be beneficially owned by such stockholder after this offering, assuming that all of the shares of our common stock beneficially owned by such stockholder and offered pursuant to this prospectus are sold and that the stockholder acquires no additional shares of our common stock prior to the completion of this offering. Such data is based upon information provided by the selling stockholders.


                                                                                                     PERCENTAGE OF
                                                                 COMMON STOCK      COMMON STOCK      COMMON STOCK
                                              COMMON STOCK       BEING OFFERED      OWNED UPON        OWNED UPON
                                             OWNED PRIOR TO    PURSUANT TO THIS    COMPLETION OF     COMPLETION OF
                 NAME                         THE OFFERING        PROSPECTUS       THIS OFFERING     THIS OFFERING
                 ----                         ------------        ----------       -------------     -------------
The Thomas B. Fordham Foundation (1)              4,450              4,450               0                 --
Kentucky State District Council Annuity           1,000              1,000               0                 --
Trust Fund (2)
Kentucky State District Council of                7,850              7,850               0                 --
Carpenters (3)
Novant Health (4)                                 8,250              8,250               0                 --
Raytheon Master Pension Trust (5)                85,000             85,000               0                 --
Raytheon Company Combined DB/DC Master           19,650             19,650               0                 --
Trust (6)
Raytheon Company Combined DB/DC Master           11,900             11,900               0                 --
Trust (7)
Rush Presbyterian St Lukes Medical Center        18,000             18,000               0                 --
Endowment (8)
Rush Presbyterian St Lukes Medical Center        16,600             16,600               0                 --
Pension (9)
William Blair Small Cap Growth Fund (10)        265,257            265,257               0                 --

  TOTAL                                         437,957            437,957               0                 --
----------


                                       11


(1) Karl W. Brewer and Michael P. Balkin, Portfolio Managers at William Blair & Company, LLC, the agent and attorney-in-fact for this selling stockholder, exercise voting and investment authority over the shares held by this selling stockholder. William Blair & Company, LLC is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the account of The Thomas B. Fordham Foundation.

(2) Karl W. Brewer and Michael P. Balkin, Portfolio Managers at William Blair & Company, LLC, the agent and attorney-in-fact for this selling stockholder, exercise voting and investment authority over the shares held by this selling stockholder. William Blair & Company, LLC is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the account of Kentucky State District Council Annuity Trust Fund.

(3) Karl W. Brewer and Michael P. Balkin, Portfolio Managers at William Blair & Company, LLC, the agent and attorney-in-fact for this selling stockholder, exercise voting and investment authority over the shares held by this selling stockholder. William Blair & Company, LLC is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the account of Kentucky State District Council of Carpenters.

(4) Karl W. Brewer and Michael P. Balkin, Portfolio Managers at William Blair & Company, LLC, the agent and attorney-in-fact for this selling stockholder, exercise voting and investment authority over the shares held by this selling stockholder. William Blair & Company, LLC is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the account of Novant Health.

(5) Karl W. Brewer and Michael P. Balkin, Portfolio Managers at William Blair & Company, LLC, the agent and attorney-in-fact for this selling stockholder, exercise voting and investment authority over the shares held by this selling stockholder. William Blair & Company, LLC is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the account of Ratheon Master Pension Trust.

(6) Karl W. Brewer and Michael P. Balkin, Portfolio Managers at William Blair & Company, LLC, the agent and attorney-in-fact for this selling stockholder, exercise voting and investment authority over the shares held by this selling stockholder. William Blair & Company, LLC is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the account of Raytheon Company Combined DB/DC Master Trust.

(7) Karl W. Brewer and Michael P. Balkin, Portfolio Managers at William Blair & Company, LLC, the agent and attorney-in-fact for this selling stockholder, exercise voting and investment authority over the shares held by this selling stockholder. William Blair & Company, LLC is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the account of Raytheon Company Combined DB/DC Master Trust.

(8) Karl W. Brewer and Michael P. Balkin, Portfolio Managers at William Blair & Company, LLC, the agent and attorney-in-fact for this selling stockholder, exercise voting and investment authority over the shares held by this selling stockholder. William Blair & Company, LLC is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the account of Rush Presbyterian St Lukes Medical Center Endowment.

(9) Karl W. Brewer and Michael P. Balkin, Portfolio Managers at William Blair & Company, LLC, the agent and attorney-in-fact for this selling stockholder, exercise voting and investment authority over the shares held by this selling stockholder. William Blair & Company, LLC is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the account of Rush Presbyterian St Lukes Medical Center Pension.

(10) Karl W. Brewer and Michael P. Balkin, Portfolio Managers at William Blair & Company, LLC, the agent and attorney-in-fact for this selling stockholder, exercise voting and investment authority over the shares held by


                                       12


      this selling stockholder. William Blair & Company, LLC is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the account of William Blair Small Cap Growth Fund.


                              PLAN OF DISTRIBUTION

         The shares of our common stock offered pursuant to this prospectus may be offered and sold from time to time by the selling stockholders listed in the preceding section, or its donees, transferees, pledgees or other successors in interest that receive such shares as a gift or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

         The selling stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o An exchange distribution in accordance with the rules of the applicable exchange;

         o        Privately negotiated transactions;

         o        Settlement of short sales;

         o Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        A combination of any such methods of sale; and

         o        Any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.



                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 with the SEC with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. We refer you to the registration statement and the exhibits and schedules thereto for further information with respect to us and our common stock. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, in accordance with those requirements, will continue to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms and the SEC's website referred to above.

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated. The information we incorporate by reference is an important part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information.

         The documents we incorporate by reference are:

         1. Our Annual Report on Form 10-K for the year ended September 30, 2002 (File No. 000-15245);

         2. Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2002 (File No. 000-15245);

         3. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 000-15245);

         4. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 000-15245);

         5. Our Current Report on Form 8-K as filed on February 5, 2003 (File No. 000-15245);

         6. Our Current Report on Form 8-K as filed on May 16, 2003 (File No. 000-15245);

         7. Our Current Report on Form 8-K as filed on August 7, 2003 (File No. 000-15245);

         8. Our Current Report on Form 8-K as filed on October 31, 2003 (File No. 000-15245);

         9. Our Registration Statements on Form 8-A as filed on December 15, 1986 and February 10, 2003 (File Nos. 000-15245),
                  containing a description of our common stock, par value $.01 per share, and the separate preferred share purchase rights, and any amendment or report filed for the purpose of updating such description; and

         10. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since September 30, 2002, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement.

         You may request a copy of these filings, at no cost, by writing or calling us at Electronic Clearing House, Inc., 730 Paseo Camarillo, Camarillo, California 93010, telephone number (800) 233-0406, Attention: Alice Cheung.

         You should rely only on the information contained in this prospectus or any supplement and in the documents incorporated by reference above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.

                                  LEGAL MATTERS

         Stubbs Alderton & Markiles, LLP, Encino, California, has rendered to Electronic Clearing House, Inc. a legal opinion as to the validity of the common stock covered by this prospectus.



                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders should not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement.

--------------------------------------------------------------------------------






                              --------------------


                         ELECTRONIC CLEARING HOUSE, INC.


                                   PROSPECTUS





                              --------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table itemizes the expenses incurred by the Registrant in connection with the offering. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Registration fee - Securities and Exchange Commission ...........      $     261
Legal Fees and Expenses .........................................         10,000
Accounting Fees and Expenses ....................................          7,500
Miscellaneous Expenses ..........................................          2,500
                                                                       ---------
     Total ......................................................      $  20,261
                                                                       =========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.7502 of the Nevada Revised Statutes provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not otherwise liable to the corporation pursuant to specific provisons of the Nevada Revised Statutes or has acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 78.7502 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person is not otherwise liable to the corporation pursuant to specific provisons of the Nevada Revised Statutes or has acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and its stockholders. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its stockholders, unless and only to the extent that the court in which such action or suit is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and then only to the extent that the court shall determine.

         Nevada law further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against such person and liability and expenses incurred by such person in such person's capacity as a director, officer, employee or agent, or arising out of such person's status as such, whether or not the corporation has the authority to indemnify such person against such liability and expenses.

         The Registrant has purchased an insurance policy intended to provide coverage to any person who was or is a party or is threatened to be made a party, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

ITEM 16. EXHIBITS.

Exhibit
Number                            Description
-------      -------------------------------------------------------------------

4.2          Specimen Common Stock Certificate (1)

5.1          Opinion and Consent of Stubbs Alderton & Markiles, LLP

10.54 Form of Securities Purchase Agreement dated October 23, 2003, by and among the Registrant and the Purchasers identified therein (2)

10.55 Form of Registration Rights Agreement dated October 23, 2003, by and among the Registrant and the Purchasers identified therein (2)

23.1         Consent of PricewaterhouseCoopers LLP

23.2         Consent of Stubbs Alderton & Markiles, LLP (3)

24.1         Power of Attorney (4)

----------
(1) Filed as an Exhibit to Registrant's Form S-1, Amendment No. 3, effective November 13, 1990 and incorporated herein by reference.

(2) Filed as an Exhibit to Registrant's Current Report on Form 8-K dated October 30, 2003 and incorporated herein by reference.

(3)      Included in Exhibit 5.1.

(4)      Included on signature page.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of the appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on November 6, 2003.

                                       ELECTRONIC CLEARING HOUSE, INC.

                                  By:      /s/ Joel M. Barry
                                       ------------------------------
                                       Joel M. Barry
                                       Chairman of the Board and Chief Executive
                                       Officer

                                POWER OF ATTORNEY

         Each of the undersigned directors and officers of Electronic Clearing House, Inc. do hereby constitute and appoint Joel M. Barry and Alice L. Cheung, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement and a new Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

          Signature                       Title                       Date
          ---------                       -----                       ----

/s/ Joel M. Barry                 Chairman of the Board         November 6, 2003
-----------------------------     and Chief Executive
Joel M. Barry                     Officer

/s/ Aristides W. Georgantas       Director                      November 6, 2003
-----------------------------
Aristides W. Georgantas

/s/ Herbert L. Lucas              Director                      November 6, 2003
-----------------------------
Hubert L. Lucas

/s/ Carl R. Terzian               Director                      November 6, 2003
-----------------------------
Carl R. Terzian

/s/ Alice L. Cheung               Chief Financial Officer       November 6, 2003
-----------------------------     and Treasurer
Alice L. Cheung

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                     DESCRIPTION
-------              -----------------------------------------------------------


4.2                  Specimen Common Stock Certificate (1)

5.1                  Opinion and Consent of Stubbs Alderton & Markiles, LLP

10.54
                     Form of Securities Purchase Agreement dated October 23, 2003, by and among the Registrant and the Purchasers identified therein (2)
10.55
                     Form of Registration Rights Agreement dated October 23, 2003, by and among the Registrant and the Purchasers identified therein (2)
23.1                 Consent of PricewaterhouseCoopers LLP

23.2                 Consent of Stubbs Alderton & Markiles, LLP (3)

24.1                 Power of Attorney (4)

----------
(1) Filed as an Exhibit to Registrant's Form S-1, Amendment No. 3, effective November 13, 1990 and incorporated herein by reference.

(2) Filed as an Exhibit to Registrant's Current Report on Form 8-K dated October 30, 2003 and incorporated herein by reference.

(3)      Included in Exhibit 5.1.

(4)      Included on signature page.


                                      EX-1